NOTE NUMBER
FL:-				AGENT'S NAME		TEMPLE-INLAND INC.


PRINCIPAL AMOUNT AND			                                 					ORIGINAL ISSUE
SPECIFIED CURRENCY      	TRADE DATE		 AGENT'S COMMISSION	    DATE


MATURITY DATE	   PRICE    			         BASE RATE AND		        TAXPAYER ID OR
                	(100% UNLESS		       INDEX MATURITY	       	SOC. SEC. NO.
              			OTHERWISE INDICATED)                       	OF PURCHASER

TRANSFERRED

NAME AND ADDRESS OF REGISTEREED OWNER



FLOATING RATE
MEDIUM-TERM
NOTE
CONFIRMATION

Trustee
The Chase
Manhattan Bank

CUSTOMER'S COPY				RETAIN FOR TAX PURPOSES

THE TIME OF THE TRANSACTON WILL BE FURNISHED UPON REQUEST OF THE CUSTOMER

PLEASE SIGN AND RETURN THE ENCLOSED RECEIPT

SEE REVERSE SIDE
--------------------------------------------------------------------------------

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED					TEMPLE-INLAND INC.		PRINCIPAL
                                   AMOUNT

No. FL-
CUSIP:

                   	MEDIUM-TERM NOTE, SERIES F
        Due from Nine Months or More from Date of Issue

	IF APPLICABLE THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.



Issue Price:	  Initial Interest Rate:	  Original Issue		Specified Currency
                                 							Discount:


Index Maturity:	Base Rate:			Maturity Date:	            	[] U.S. Dollars



Spread	          	Total Amount of OID:	 Initial
(plus or minus):                     			Redemption Date: [] Austrian Dollars



Interest Payment	Yield to Maturity: 	Spread Multiplier: 	[] Canadian Dollars
Period:


Interest Reset	Initial Accrual 		Maximum Interest Rate: 	[] Danish Kroner
Period:		      Period OID:



Interest Payment	Option to receive payments in 	Minimum Interest Rate:
Dates:		         U.S. Dollars: Yes  []  No  []
			              (Only applicable if Specified
			              Currency is other than U.S. Dollars)   	[] Italian Lire



Interest
Determination Dates:		Interest Reset Dates:	             [] New Zealand Dollars



Calculation
Agent:	        	Reporting Service:  	Index Currency:	    [] European Currency
                                               										   Units



Other provisons:				                                 				[] Other:


If an Initial Redemption Date is set forth above, the Optional Redemption Price
shall initially be       % of the principal amount of this Note to be redeemed
and shall decline at each anniversary of the Initial Redemption Date by      %
of the principal amount to be redeemed until the Optional Redemption Price is 100% of such principal amount.

             TEMPLE-INLAND INC. , a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to



, or registered assigns, the principal sum of __________________________________
                                            			Principal Amount

on the Maturity Date specified above at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other location or locations as may be provided for pursuant to the Indenture referred to on the reverse hereof, in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," Determination of LIBOR," or "Determination of Treasury Rate" or as otherwise provided herein depending upon whether the Base Rate specified above is the Commercial Paper Rate, LIBOR, the Treasury Rate, or another Base Rate, respectively, until the principal hereof is paid or duly provided for. The Company will pay interest as specified above under "Interest Payment Period," commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date, and on the Maturity Date. If any Interest Payment Date (other that the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or, if this Note is denominated in a currency other than U.S. dollars,

_______________________________________________________________ (or, if the Base
  Principal Financial Center of Country of Specified Currency

Rate is LIBOR, the City of London or, if this Note is denominated in European Currency Units, Brussels, Belgium). Notwithstanding the foregoing, if the Base Rate in respect of this Note is LIBOR, as specified above, and such next succeeding Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding Business Day. Except as provided above and in the Indenture referred to on the reverse hereof, interest payments will be made on the Interest Payment Dates specified above. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date (a "Record Date") and interest payable on the Maturity Date will be payable to the person to whom principal is payable, except that in the case this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date. Payment of the principal of and interest on this Note due at Maturity will be paid, upon presentation of this Note, in immediately available funds (unless this Note is denominated in a currency other than U.S. dollars and the person in whose name this Note is registered has not made appropriate arrangements). At the option of the Company, payment of interest on this Note due on any other Interest Payment Date will be made by check and mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest on this Note may also be made by wire transfer to an account maintained by the Depository for such purpose. A Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms will be entitled to receive payment by wire transfer of immediately available funds, but only if appropriate wire transfer instructions shall have been received in writing by the Trustee no later than 10 Business Days prior to the applicable Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

	REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE
THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

	This note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

	IN WITNESS WHEREOF, Temple-Inland Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION	   			TEMPLE-INLAND INC.
    This is one of the Securities of the
 series designated herein referred to in
 the within-mentioned Indenture			          		By:

	THE CHASE MANHATTAN BANK
                                                             	President
                  As Trustee

 By:								                                		Attest:

			      Authorized Officer
                                                              Secretary



ICN 0001-


[FORM OF REVERSE OF NOTE]


                              TEMPLE-INLAND INC.
                         MEDIUM-TERM NOTE, SERIES F

	This note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 1, 1986, as amended and supplemented (herein called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series (and which Securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series F, due from nine months to thirty years from date of issue" of the Company, limited in aggregate principal amount to U.S.
$500,000,000, or the substantial equivalent thereof in the Specified Currency. References herein to "Notes" shall mean the Notes of Series F.

	The interest payable hereon on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date to which interest has been paid, as the case may be, to but excluding such Interest Payment Date; provided, however, that if the interest rate is reset weekly, interest payments shall be the amount of interest accrued from and including the Original Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to and including the Record Date immediately preceding such Interest Payment Date, except that at Maturity, the interest payable will include interest accrued to, but excluding the Maturity Date or date of redemption. Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such period from and including the date of issue, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor (expressed as a decimal rounded upwards, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward) for each such day is computed by dividing the interest rate applicable to such date by 360 (or, in the case of the Treasury Rate Notes, by the actual number of days in the year). The rate of interest in effect on any date will be (a) if such day is an Interest Reset Date, the interest rate pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof the rate at which interest on this Note is payable shall be adjusted as provided herein; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be the next succeeding Business Day, except that if such Note is a LIBOR Note and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

	Unless otherwise specified on the face hereof, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of
(i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the date of Maturity, as the case may be.

	Determination of CD Rate. If the Base Rate is the CD Rate, as indicated on the face hereof the "CD Rate" for each Interest Reset Period shall be the rate on the CD Rate Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication of the Board of Governors of the Federal Reserve System, under the heading "CDs (Secondary Market)." If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such Interest Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated on the face hereof in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

	The interest rate for each Interest Reset Date shall be the CD Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a CD Rate Note, the CD Rate Interest Determination Date will be the second Business Day preceding the Interest Reset Date.

	Determination of Commercial Paper Rate. If the Base Rate is the Commercial Paper Rate, as indicated on the face hereof, the "Commercial Paper Rate," with respect to any Commercial Paper Interest Determination Date, shall be the Money Market Yield (calculated as described below) of the rate on such date for paper having the Index Maturity specified in on the face hereof as published in "H.15(519)," under the heading "Commercial Paper - Financial." If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in "Composite Quotations" under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

	"Money Market Yield" shall be a yield (expressed as a percentage rounded upwards, if necessary, to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

		Money Market Yield     	 =      	      D x 360
                           							--------------------         x 100
                             							 360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

	The interest rate for each Interest Reset Date shall be the Commercial Paper Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a Commercial Paper Rate Note, the Commercial Paper Interest Determination Date will be the second Business Day preceding the Interest Reset Date.

	Determination of Federal Funds Rate. If the Base Rate is the Federal Funds Rate, as specified on the face hereof, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Federal Funds Rate Interest Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Interest Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate that appears in H.15(519) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

	In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business
Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

	The interest rate for each Interest Reset Date shall be the Federal Funds Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a Federal Funds Rate Note, the Federal Funds Rate Interest Determination Date will be the second Business Day preceding the Interest Reset Date.

	Determination of LIBOR. If the Base Rate is LIBOR, as specified on the face hereof, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as follows:

	(i) With respect to a LIBOR Interest Determination Date, LIBOR will be either: (A) if "LIBOR Telerate" is specified on the face hereof as the Reporting Service or if a source for LIBOR is not specified, the rate for deposits in the London interbank market in the Index Currency designated on the face hereof having the Index Maturity designated on the face hereof commencing on such Interest Reset Date that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (B) if "LIBOR Reuters" is specified on the face hereof as the Reporting Service, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in the Index Currency having the Index Maturity designated on the face hereof and commencing on the Interest Reset Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If no rate appears on the Designated LIBOR Page (or, in the case of clause (i)(B) above, if the Designated LIBOR Page by its terms provides for more than a single rate but fewer than two offered rates appear on such Page), LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

	(ii) With respect to a LIBOR Interest Determination Date to which the last sentence of clause (i) above applies, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated on the face hereof commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified on the face hereof), in the applicable Principal Financial Center, on such LIBOR Interest Determination Date for loans made in the Index Currency to leading European banks having the Index Maturity designated on the face hereof commencing on the Interest Reset Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time by three major banks in such Principal Financial Center selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

	"Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated as the Reporting Service on the face hereof, the display designated as page "LIBO" with respect to the applicable Index Currency on the Reuters Monitor
Money Rates Service (or such other page as may replace page "LIBO" on such service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency), or (b) if "LIBOR Telerate" is designated as the Reporting Service on the face hereof, the display designated as page "3750" with respect to the applicable Index Currency on the Dow Jones Market Service
(or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified as the Reporting Service on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. Dollar is the Index Currency, page 3750) had been specified.

	"Index Currency" means the Currency specified on the face hereof as the Currency with respect to which LIBOR shall be calculated. If no such Currency is specified on the face hereof, the Index Currency shall be U.S. dollars.

	"Principal Financial Center" will be, for the purpose of clause (ii) above, the principal financial center of the country of the specified Index Currency, which is generally the capital city of such country, except that with respect to U.S. Dollars, Deutsche Marks, and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, and Brussels, respectively.

	The interest rate for each Interest Reset Date shall be LIBOR applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a LIBOR Note, the LIBOR Interest Determination Date will be the second London Banking Day immediately preceding the Interest Reset Date with respect to such Note.

	Determination of Treasury Rate. If the Base Rate is the Treasury Rate, as indicated on the face hereof, the "Treasury Rate," with respect to any Treasury Interest Determination Date, shall be the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities - Treasury bills -- Auction Average (Investment)" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, rounded, upwards if necessary, to the next higher one hundred thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be the rate as published in H.15(519) under the heading "U.S. Government Securities
- Treasury Bills Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on such Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity
(expressed as a bond equivalent rounded, upwards if necessary, to the next higher one hundred thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United
States government securities dealers in The City of New York selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

	The interest rate for each Interest Reset Date shall be the Treasury Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a Treasury Rate
Note, the Treasury Interest Determination Date will be the day of the week on which Treasury bills (as defined below) would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to an Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on a day thar would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

	Determination of Prime Rate. If the Base Rate is the Prime Rate, as indicated on the face hereof, the "Prime Rate," with respect to any Prime Rate Interest Determination Date, shall be the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIMe1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Interest Determination Date, the Prime Rate shall be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two major money center banks in New York City selected by the Calculation Agent (after consulting with the Company). If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates furnished in New York City by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent (after consulting with the Company) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

	The interest rate for each Interest Reset Date shall be the Prime Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a Prime Rate Note, the Prime Rate Interest Determination Date will be the second Business Day preceding the Interest Reset Date.

	Determination of CMT Rate. If the Base Rate is the CMT Rate, as indicated on the face hereof, the "CMT Rate," with respect to any CMT Rate Interest Determination Date, shall be the rate displayed on the Designated CMT Telerate Page under the caption "Treasury Constant Maturities--Federal Reserve Board release H.15--Mondays approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated Telerate Page is 7055, the rate on such Interest Determination Date, and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519).

	If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury constant maturity rate for the designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing side offer prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT
Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for such Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

	"Designated CMT Telerate Page" means the display on the Dow Jones Market Service designated on the face hereof for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week. "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

	The interest rate for each Interest Reset Date shall be the CMT Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For a CMT Rate Note, the CMT Rate Interest Determination Date will be the second Business Day preceding the Interest Reset Date.

	Determination of Eleventh District Cost Of Funds Rate. If the Base Rate is the Eleventh District Cost Of Funds Rate as specified on the face hereof, the "Eleventh District Cost of Funds Rate," with respect to an Eleventh District Cost of Funds Interest Determination Date, shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls, as set forth under the caption "11th district" on Telerate Page 7058 (as defined below) as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement.

	If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date. "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Market Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank district).

	The interest rate for each Interest Reset Date shall be the Eleventh District Cost of Funds Rate applicable to such Interest Reset Date plus or minus the Spread or Spread Multiplier, if any, as indicated on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. For an Eleventh District Cost of Funds Rate Note, the Eleventh District Cost of Funds Interest Determination Date will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the FHLB of San Francisco publishes the Eleventh District Index.


	The Chase Manhattan Bank shall be the Calculation Agent, unless another Calculation Agent is specified on the face hereof. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.

	In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof (or, if this Note is an Original Issue Discount Security, such portion of the principal amount as may be specified pursuant to the Indenture) and accrued interest hereon, may be declared and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

	The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in principal amount at maturity of the Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby,
(i) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date, or change any Place of Payment, or the coin or currency or currency unit in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date), or (ii) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver, or (iii) modify certain other provisions of the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in principal amount at Maturity of the Securities of such series at the time outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in respect of certain other covenants or provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

	No reference herein to the Indenture and no reference to any provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the place, at the respective times, at the rate and (except as provided in the Indenture in the case of Securities payable in currencies other than U.S. Dollars that are not available to the Company due to circumstances beyond its control) in the currency herein prescribed.

	The Notes are issuable in registered form without coupons in the minimum denomination of U.S. $1,000 and in integral multiples of U.S. $1,000 in excess thereof or if denominated in a Specified Currency other than U.S. Dollars, the equivalent of $1,000 (rounded down to an integral multiple of 1,000 units of the Specified Currency) and any larger amount that is an integral multiple of 1,000 units of such specified Currency. This Note may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations, having the same terms as this Note, in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office.

	If an Initial Redemption Date is specified on the face hereof, this Note may be redeemed at the option of the Company as a whole, or from time to time in part, on any date, if any, after the Initial Redemption Date specified on the face hereof and prior to the Maturity Date, upon mailing a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

	If so specified on the face hereof, the Holder of this Note shall be entitled to receive payment in U.S. Dollars at the Exchange Rate determined as set forth in the Indenture by notifying the Trustee at the time and in the manner described therein. Costs, if any, associated with the conversion of the Specified Currency into U.S. dollars shall be borne by such Holder through deduction from payments required to be made to such Holder on this Note.

	Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder hereof as the owner of this Note for the purpose of receiving payment of the principal hereof (and premium, if any), and (subject to certain provisions relating to interest) interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

	No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

	All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein.

This Note shall be governed by and construed in accordance with the law of the State of New York.


ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCUDING ZIP CODE OF ASSIGNEE
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______________________		Signature: _______________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.